Exhibit 3.3

BYLAWS

OF

PROPETRO HOLDING CORP.

____________________________________________________________

ARTICLE I

Meetings of Stockholders

Section 1.01.  Annual Meetings.  If required by applicable law, an annual meeting of stockholders of ProPetro Holding Corp. (the “Corporation”) shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors of the Corporation (the “Board of Directors”) from time to time.  Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.02.  Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called only in the manner provided in the Certificate of Incorporation of the Corporation (as the same may be amended, restated, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”).  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 1.03.  Place of Meeting.  The Board of Directors or the Chairperson of the Board of Directors, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairperson of the Board of Directors.  If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation.

Section 1.04.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such  meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.05.  Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.06.  Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority in voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  In the absence of a quorum, the presiding person at the meeting of stockholders or the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.05 of these Bylaws until a quorum shall attend.  Shares of its own stock belonging to the Corporation or to another entity, if a majority of the shares or other securities entitled to vote in the election of directors, managers, general partner or other oversight board vested with the authority to direct the management of such other entity is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote shares of stock held by it in a fiduciary capacity.

Section 1.07.  Organization.  Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by any officer, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.08.  Voting; Proxies.  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized attorney in fact. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect such directors. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.09    Notice of Business To Be Brought Before a Meeting.

(a)        At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or any committee thereof or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation present in person who (A) (1) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.09 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 1.09 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”).  The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the Board of Directors, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders unless otherwise provided in the Certificate of Incorporation.  For purposes of this Section 1.09, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting.  A “qualified representative” of such proposing stockholder shall be a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders or, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.10 and Section 1.11, and this Section 1.09 shall not be applicable to nominations except as expressly provided in Section 1.10 and Section 1.11.

(b)       Without qualification, for business to be properly brought before an annual meeting by a stockholder, the business must constitute a proper matter for stockholder action and the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.09.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on June 1, 2017); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) days prior to such annual meeting and not later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c)        To be in proper form for purposes of this Section 1.09, a stockholder’s notice to the Secretary shall set forth:

(i)         as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)        as to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),  (F) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (G) a representation whether any Proposing Person, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)       as to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 1.09, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(d)       A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.09 shall be true and correct as of the record date for notice of the meeting  and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)        Notwithstanding anything in these Bylaws to the contrary and subject to Section 1.10 and Section 1.11, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 1.09.  The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 1.09, and if he or she should so determine, he or she shall so declare at the meeting, and any such business not properly brought before the meeting shall not be transacted.

(f)        This Section 1.09 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement.  In addition to the requirements of this Section 1.09 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.  Nothing in this Section 1.09 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)        For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 1.10    Notice of Nominations for Election to the Board of Directors.

(a)        Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but, with respect to a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting or the Board of Directors) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder of the Corporation present in person (A) who was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.10 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.10 and Section 1.11 as to such notice and nomination.  For purposes of this Section 1.10, “present in person” shall mean that the stockholder proposing that the nomination be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting.  A “qualified representative” of such proposing stockholder shall be as defined in Section 1.09(a) of these Bylaws.

(b)        (i)  Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 1.09(b) of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 1.10 and Section 1.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.10 and Section 1.11.

(ii)  Without qualification, if the election of directors is a matter specified in the notice of a special meeting of stockholders given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 1.10 and Section 1.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.10.  To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 1.09) of the date of such special meeting and of the nominees proposed to be elected at such meeting was first made.

(iii)  In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)        To be in proper form for purposes of this Section 1.10, a stockholder’s notice to the Secretary shall set forth:

(i)         As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 1.09(c)(i), except that for purposes of this Section 1.10 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.09(c)(i));

(ii)        As to each Nominating Person, (A) any Disclosable Interests (as defined in Section 1.09(c)(ii), except that for purposes of this Section 1.10 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.09(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 1.09(c)(ii) shall be made with respect to the nomination of candidates for the election of directors at the meeting), (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination and (C) a representation whether any Nominating Person, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination; and

(iii)       As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 1.10 and Section 1.11 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 1.11(a).

For purposes of this Section 1.10, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any associate of such stockholder or beneficial owner or any other participant in such solicitation.

(d)       A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.10 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)        In addition to the requirements of this Section 1.10 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 1.11. Additional Requirements For Valid Nomination of Candidates To Serve as Director and, If Elected, To Be Seated as Directors.

(a)        To be eligible to be a candidate for election or re-election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 1.10 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record in accordance with Section 1.10, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not be disclosed to the Corporation (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect);

(b)        The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information  as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(c)        No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 1.10 and this Section 1.11, as applicable.  The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 1.10 and this Section 1.11, and if he or she should so determine, he or she shall so declare such determination at the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(d)       Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 1.10 and this Section 1.11.

Section 1.12    Effect of Other Rights.  Nothing in these Bylaws shall be deemed to limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors (including pursuant to the Stockholders Agreement (as defined in the Certificate of Incorporation)), which rights may be exercised without compliance with the provisions of Sections 1.10 and 1.11.

Section 1.13.  Fixing Date for Determination of Stockholders of Record.

(a)        In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)        Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.14.  List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of a date that is no more than the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder as of the record date (or such other date).  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal executive offices of the Corporation.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.14 or to vote in person or by proxy at any meeting of stockholders.

Section 1.15.  Action By Written Consent of Stockholders.

(a)        Any action required or permitted to be taken at any annual or special meeting of the stockholders, subject to the next sentence, may not be effected by any consent or consents in writing by stockholders. Notwithstanding the foregoing, prior to the date the ECP Stockholders (as defined in the Stockholders Agreement) and their affiliates collectively cease to beneficially own in the aggregate at least 50% of the voting power of the outstanding shares of stock of the Corporation (the “Trigger Date”), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if (A) a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class(es) or series of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding (other than treasury stock) entitled to vote thereon were present and voted and (B) the action to be taken and the taking of the action by written consent are approved by the Board of Directors, including the directors designated by each of the ECP Stockholders.

(b)        So long as stockholders of the Corporation have the right to act by written consent in accordance with the Certificate of Incorporation and this Section 1.15, the following provisions shall apply:

(i)         Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary of the Corporation, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions.

(ii)        Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by applicable law, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation in the manner required by applicable law. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.16.  Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.17.  Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare at the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

Section 2.01.  Number; Qualifications.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors.  Directors need not be stockholders.

Section 2.02.  Election; Resignation; Vacancies.  The Board of Directors shall initially consist of Dale Redman, Spencer D. Armour, III, Schuyler E. Coppedge, Stephen Herman, Matthew H. Himler, and Peter L. Labbat, and following the listing of shares of the Corporation’s common stock on a national securities exchange, Francesco Ciabatti, Alan E. Douglas, Christopher Leininger and Jack B. Moore will join the Board of Directors, and subject to the Stockholders Agreement, each of the aforementioned directors shall hold office until the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualified. At the first annual meeting of the stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office for a term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.  Any director may resign at any time upon notice to the Corporation.  Except as otherwise required by law or the Stockholders Agreement and subject to the rights of the holders of any series of preferred stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the stockholders.  Subject to the Stockholders Agreement, any director so chosen shall hold office until the next election of directors and until his successor shall be elected and qualified.  Subject to the Stockholders Agreement and any rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, any director may be removed, upon the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors.

Section 2.03.  Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.04.  Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer or by any member of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.05.  Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.05 shall constitute presence in person at such meeting.

Section 2.06.  Quorum; Vote Required for Action.  At all meetings of the Board of Directors, the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business.  Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in his or her absence by the President and Chief Executive Officer, or in his or her absence by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08.  Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 2.09.  Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation (which compensation may be paid in the form of cash, equity awards or any combination thereof) as a director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.  Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

ARTICLE III

Committees of the Board of Directors

Section 3.01.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Subject to the Stockholders Agreement, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.02.  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.01.  Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The Board of Directors shall elect a Chief Executive Officer and Secretary, and it may, if it so determines, choose a Chairperson of the Board of Directors and a Vice Chairperson of the Board of Directors from among its members.  The Board of Directors may also choose one or more Executive Vice Presidents, on or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable.  Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.02.  Powers and Duties of Officers.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.03.  Appointing Attorneys and Agents; Voting Securities of Other Entities.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.  Any of the rights set forth in this Section 4.03 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Secretary.

ARTICLE V

Stock

Section 5.01.  Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation including, but not limited to, the Chairperson or Vice Chairperson of the Board of Directors, if any, the Chief Executive Officer, the Chief Financial Officer, the Secretary, the Treasurer, an Assistant Treasurer, or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.02.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification and Advancement of Expenses

Section 6.01.  Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved (including involvement, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans and whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all liability and loss suffered and expenses (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Notwithstanding the preceding sentence, except as otherwise provided in Section 6.03, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right.

Section 6.02.  Advancement of Expenses.  The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.03.  Claims.  If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person or if a claim for the advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.04.   Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this Article VI) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 6.05.   Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article VI in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6.06.  Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.07.  Other Sources.  The Corporation shall (a) be the indemnitor of first resort (i.e., its obligations to a Covered Person shall be primary and any obligation of other entities or persons with respect to which a director or officer may have rights to indemnification, advancement of expenses and/or insurance for the same liability, loss or expenses incurred by such Covered Person (the “Secondary Indemnitors”), is secondary), and (b) subject always to the provisions of Section 6.02, be required to advance the full amount of expenses actually and reasonably incurred by a Covered Person and shall be liable for the full amount of all liabilities, losses and expenses as required by the terms of this Article VI, without regard to any rights a Covered Person may have against any Secondary Indemnitor.  Except as set forth in this Section 6.07, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.08.  Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

Section 6.09.  Other Indemnification and Advancement of Expenses.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.10.   Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under this Article VI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this Article VI to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

Miscellaneous

Section 7.01.  Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.02.  Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.03.  Manner of Notice.  Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any stockholder who fails to object in writing to the Corporation, within 60 (sixty) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7.03, shall be deemed to have consented to receiving such single written notice.  Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.04.  Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

Section 7.05.  Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.06.  Amendment of Bylaws.  In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws whether adopted by them or otherwise, without any action on the part of the stockholders.  The stockholders may also make new bylaws or alter, amend or repeal the Bylaws (i) in addition to any other vote otherwise required by law, prior to the Trigger

Date, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation, and (ii) in addition to any other vote otherwise require by law, from and after the Trigger Date, by the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding shares of stock of the Corporation.